UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2017

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12182 (Commission file number)	95-3647070 (IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 600-5600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 28, 2017. As of the record date for the Annual Meeting, June 5, 2017, there were 35,379,245 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, seven directors stood for reelection to a one year term expiring at the fiscal 2018 Annual Meeting. All seven of the director nominees were reelected under the Registrant’s majority voting standard method. The results of the election of directors are summarized as follows:

				Broker Non-
	For	Against	Abstain	Votes
A.J. "Bert" Moyer	23,822,218	374,813	24,586	7,033,497
Kimberly Alexy	20,043,358	4,153,672	24,587	7,033,497
Michael Burdiek	24,077,749	117,143	26,725	7,033,497
Jeffery Gardner	20,737,599	3,458,706	25,312	7,033,497
Amal Johnson	23,818,458	377,485	25,674	7,033,497
Jorge Titinger	23,903,761	292,088	25,768	7,033,497
Larry Wolfe	24,003,557	192,834	25,226	7,033,497

In addition to the election of directors, the results of voting on other matters at the 2017 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive compensation (“say on pay”)	22,199,772	1,450,881	570,964	7,033,497

				Broker
Proposal 3:	For	Against	Abstain	Non-Votes
Approve Amendment and Restatement of the 2004 Incentive Stock Plan	22,956,334	711,802	553,481	7,033,497

				Broker
Proposal 4:	For	Against	Abstain	Non-Votes
Ratification of BDO USA, LLP as the Company’s independent auditing firm for fiscal 2018	31,149,543	83,091	22,480	- 0 -

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.
Registrant

By:	/s/ Kurtis J. Binder
Kurtis J. Binder
Executive Vice President and Chief Financial Officer

Dated: July 31, 2017